HELOC PURCHASE AGREEMENT

This is a HELOC Purchase Agreement (the “Agreement”), dated May 23, 2006, among Citigroup Mortgage Loan Trust Inc., a Delaware corporation (the “Purchaser”), Citigroup Global Markets Realty Corp., a New York corporation (the “Seller”) and National City Bank, a national banking association (the “Originator”).

Preliminary Statement

The Seller wishes to sell the HELOCs (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser has established Citigroup HELOC Trust 2006-NCB1 Notes, a Delaware statutory trust (the “Issuer”) pursuant to a Short Form Trust Agreement, dated as of May 12, 2006, as amended and restated on May 23, 2006, (the “Trust Agreement”), among the Purchaser, Wilmington Trust Company (the “Owner Trustee”), and Citibank, N.A. (the “Securities Administrator”). The Purchaser intends to sell the HELOCs to the Issuer pursuant to the Trust Agreement. The Issuer intends to deposit the HELOCs into a pool of loans comprising the trust fund. The Issuer will issue a single series of HELOC-backed notes designated as Series 2006-NCB1 (the “Notes”). The Notes will consist of five classes of notes. The Issuer, pursuant to an Indenture, dated as of May 23, 2006 (the “Indenture”), among the Purchaser as depositor, the Securities Administrator and the Indenture Trustee, will pledge the HELOCs to the Indenture Trustee and issue and transfer to the Purchaser the Citigroup HELOC Trust 2006-NCB1 Notes, Series 2006-NCB1, and the Certificates issued pursuant to the Trust Agreement (the “Certificates”). The servicing of the HELOCs will be provided by National City Bank pursuant to the Servicing Agreement (the “Servicing Agreement”) dated as of May 1, 2006, among the Securities Administrator, Indenture Trustee, the Issuer and National City Bank as servicer (in such capacity, the “Servicer”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture or in the Servicing Agreement.

The parties hereto agree as follows:

SECTION 1.  Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before May 23, 2006 (the “Closing Date”), the adjustable-rate, first and second lien, revolving home equity line of credit loans set forth on the Closing Schedule (as defined below)(the “HELOCs”) originated by the Originator, having an aggregate principal balance as of the close of business on May 1, 2006 (the “Cut-off Date”) of $1,038,910,845 (the “Closing Balance”), after giving effect to all payments received on the HELOCs on or before the Cut-off Date. The Purchaser agrees to sell the HELOCs to the Issuer on the Closing Date.

SECTION 2.  Schedule. The Purchaser and the Seller have agreed upon which of the revolving credit loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that together shall describe such HELOCs and set forth all of the HELOCs to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of “Loan Schedule” under the Indenture. The Closing Schedule shall be used as the Loan Schedule under the Indenture and shall be prepared by the Seller based on information provided by the Originator.

SECTION 3.  Consideration; Transfer of Title.

(a)  In consideration for the HELOCs to be purchased hereunder, the Purchaser shall, as described in Section 8, pay to or upon the order of the Seller in immediately available funds an amount equal to the net cash proceeds of the sale of the Notes and the Certificates (the “HELOC Purchase Price”).

(b)  Upon receipt of the HELOC Purchase Price therefor and as of the Closing Date, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all of its right, title and interest in, to and under the HELOCs, including right, title and interest as in, to and under the Master Loan Purchase and Servicing Agreement dated as of March 1, 2006, between the Seller and the Originator with respect to the transferred HELOCs except the Seller's rights thereunder to premium recapture from the Originator in connection with certain prepayments of loans, whether occurring before or after the Cut-Off Date. Such conveyance includes, without limitation, each HELOC, including its Principal Balance (including Additional Balances related thereto other than Additional Balances created after the Managed Amortization Period) and all collections in respect thereof received after the Cut-Off Date; provided, however, that the Purchaser does not assume or shall assume the obligation under any Credit Line Agreement that provides for the funding of Draws to the Mortgagor thereunder, and the Purchaser shall not be obligated or permitted to fund any such Draws.

(c)  The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all payments of principal and interest received after the Cut-off Date.

(d)  Pursuant to the Indenture, the Issuer will pledge all of its right, title and interest in and to the HELOCs, together with its rights under this Agreement, to the Indenture Trustee for the benefit of the related Noteholders.

SECTION 4.  Transfer of the HELOCs.

(a)  Possession of Mortgage Files. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the HELOCs, the ownership of each Mortgage and the related Credit Line Agreement and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related HELOC prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

(b)  Delivery of Loan Documents. In connection with the transfers and assignments of the HELOCs, the Seller shall deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or the Custodian acting on the Indenture Trustee’s behalf, the following documents or instruments with respect to each HELOC so transferred and assigned on or before the Closing Date:

(i) the original Credit Line Agreement endorsed by the Originator in the following form: “Pay to the order of ____________, without recourse,” with all intervening endorsements, showing a complete chain of title;

(ii) if such HELOC is not a MERS HELOC, an original Assignment of Mortgage in blank;

(iii)(A) if such HELOC is not a MERS HELOC, the original recorded Mortgage or, if in connection with such HELOC, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Originator shall deliver or cause to be delivered to the Custodian, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, a certification of the Originator, title company, escrow agent or closing attorney stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded, and (B) if such HELOC is a MERS HELOC, the original Mortgage, noting the presence of the “Mortgage Identification Number” of such MERS HELOC;

(iv) if such HELOC is not a MERS HELOC, if applicable, the original Intervening Assignments, if any, with evidence of recording thereon, showing a complete chain of title to the related Mortgage from the Mortgagor to the related Originator (and endorsed in blank in accordance with clause (ii) above) or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, a certification of the Originator, title company, escrow agent or closing attorney stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

(v) either a Title Insurance Policy or guaranty title with respect to the related Mortgaged Property;

(vi) the original of any guaranty executed in connection with such HELOC;

(vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to such HELOC; and

(viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the related Mortgage.

(c) Upon the occurrence of a Recordation Event, the Originator shall submit to the appropriate recording offices Assignments of Mortgage to the Indenture Trustee on behalf of the Trust, which may be blanket assignments if permitted by applicable law, for the HELOCs. In lieu of recording any such Assignments of Mortgage, the Originator may provide to the Indenture Trustee an Opinion of Counsel in a form reasonably acceptable to the Indenture Trustee, to the effect that recordation of an Assignment of Mortgage in the state where the related Mortgaged Property is located is not necessary to protect the interests of the Owner Trustee, the Indenture Trustee or the Securityholders in the related Mortgage. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Originator shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Originator shall submit each such Assignment of Mortgage for recording.

(d) With respect to each MERS HELOC, the Servicer shall, at the expense of the Seller, take such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each such HELOC on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(e) In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee under clause (b)(v) above and is not so delivered, the Seller shall provide a copy of such Title Insurance Policy to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(f) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Issuer or the Indenture Trustee, as may be required to effect the purposes of the Indenture, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser, the Issuer or the Indenture Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

(g) Examination of Mortgage Files.

(i) The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, shall execute and deliver to the Purchaser, the Servicer, the Issuer, the Securities Administrator and the Indenture Trustee on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1 (or in the form annexed to the Custodial Agreement as Exhibit A-1, as applicable).

(ii) Within 45 days after the Closing Date, the Indenture Trustee or the Custodian on behalf of the Indenture Trustee, shall, for the benefit of the Purchaser, the Issuer and the Securityholders, review each Mortgage File to ascertain that all required documents set forth in Section 4(b) have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Servicer and the Indenture Trustee an Interim Certification in the form annexed hereto as Exhibit A-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit A-2, as applicable) to the effect that, as to each HELOC listed in the Loan Schedule (other than any HELOC prepaid in full or any specifically identified in such certification as not covered by such certification) (i) all of the applicable documents required by Section 4(b)(i)-(v) and, to the extent actually provided to it, the documents in Section 4(b)(vi)-(vii) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such HELOC. The Indenture Trustee shall have no responsibility to determine whether the documents in Section 4(b)(vi) and (vii) exist. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, shall determine whether such documents are executed and with respect to the Intervening Assignments, endorsed (as specified in Section 4(b)(iv)), but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face and makes no representations as to the collectability, insurability, priority or perfection of such HELOCs. Neither the Indenture Trustee nor any Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(iii) If in the course of the review described in clause (ii) above the Indenture Trustee or the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the HELOCs identified in the Loan Schedule, as applicable (each, a “Material Defect”), the Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, upon discovering such Material Defect shall promptly identify the HELOC to which such Material Defect relates in the Interim Certification delivered to each of the Depositor and the Servicer and give notice thereof to the Originator and the Seller. Within 90 days of its receipt of such notice, the Originator shall cure such Material Defect (and, in such event, the Originator shall provide the Indenture Trustee with an Officer’s Certificate confirming that such cure has been effected). If the Originator does not so cure such Material Defect, the Originator shall repurchase the related HELOC from the Trust Estate at the Loan Repurchase Price. The Originator may, in lieu of repurchasing a HELOC pursuant to this Section 4(g), substitute for such HELOC a Qualifying Substitute HELOC subject to the provisions of Section 7. The failure of the Indenture Trustee or the Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Originator of its obligation to repurchase any HELOC pursuant to this Section 4(g) or any other Section of this Agreement requiring the repurchase of HELOCs.

(iv) Within 180 days following the Closing Date, the Indenture Trustee, or the Custodian, shall deliver to the Depositor, the Servicer and the Indenture Trustee a Final Certification substantially in the form attached as Exhibit A-3 (or in the form annexed to the Custodial Agreement as Exhibit A-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(h) Convertible Loans. Subject to Section 11 hereof, National City Mortgage Co. shall repurchase any Convertible HELOC.

(i) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee, the Custodian or the Securityholders of any unsatisfied duty, claim or other liability on any HELOC or to any Mortgagor.

(j) Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the HELOCs and shall provide the respective certifications thereof as provided in Section 2(f) hereof.

(k) Within sixty (60) days of the Closing Date, the Originator shall cause each original Credit Line Agreement to be endorsed by the Originator in the following form: “Pay to the order of ____________, without recourse.” Within 60 days following the Closing Date, the Originator shall deliver to the Indenture Trustee (with a copy to the Depositor, the Servicer, the Securities Administrator and the Insurer) an Officer’s Certificate evidencing the completeness of the endorsements.

SECTION 5.  Representations, Warranties and Covenants of the Seller.

The Seller, the Purchaser and the Originator, understand and acknowledge and agree that, the representations and warranties set forth in this Section 5 are made as of the Closing Date or as of the date specifically provided herein.

(a)  The Seller hereby represents and warrants to the Purchaser, the Issuer, the Indenture Trustee and the Securities Administrator, as of the date hereof and as of the Closing Date, and covenants, that:

(i)  The Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of New York with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller has the full corporate power and authority to own the HELOCs and to transfer and convey the HELOCs to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

(ii)  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(iii)  The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound or (C) to the Sellers’ best knowledge, any material law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the HELOCs or any documents or instruments evidencing or securing the HELOCs.

(iv)  No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Indenture; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Notes.

(v)  The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

(vi)  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(vii)  Immediately prior to the sale of the HELOCs to the Purchaser as herein contemplated, the Seller will be the owner of the related Mortgage and the related Credit Line Agreement and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the HELOC Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

(viii)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions.

(ix)  The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the HELOCs.

(x)  There is no litigation currently pending, or to the best of the Seller’s knowledge without independent investigation threatened, against the Seller that would reasonably be expected to adversely affect the transfer of the HELOCs, the issuance of the Notes or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

(xi)  The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any HELOCs with any intent to hinder, delay or defraud any of its creditors.

(b)  The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i)  All HELOCs were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory lending laws.

(ii)  No HELOC originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(iii)   No HELOC is a Covered Loan or a High Cost Loan (in the case of state or local law, as determined without giving effect to any available federal preemption, other than any exemptions specifically provided for in the relevant state or local law).

(iv)  The original principal balance of each HELOC underlying the Group 1 HELOCs is within Freddie Mac’s dollar amount limits for conforming HELOCs.

(v)  With respect to any subordinate lien mortgage loan underlying the Group 1 HELOCs, such lien is on a one- to four-family residence that is the principal residence of the borrower and the original principal balance of the first lien mortgage loan plus the original principal balance of any subordinate lien mortgage loan relating to the same mortgaged property does not exceed the applicable Freddie Mac loan limit for first lien mortgage loans for that property type.

(vi)  No mortgage loan underlying the Group 1 HELOCs is “seasoned” more than 1 year.

SECTION 6.  Representations, Warranties and Covenants of the Originator.

The Originator hereby represents and warrants to the Issuer, the Seller, the Indenture Trustee, the Securities Administrator and the Purchaser that, as to each HELOC, as of the Closing Date:

(i)  The information set forth in the related Loan Schedule, including any diskette or other data tapes sent to the Purchaser is complete, true and correct;

(ii)  The HELOC is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related HELOC Package as set forth in the related Confirmation are true and correct, provided, however, that in the event of any conflict between the terms of any Confirmation and this Agreement, the terms of this Agreement shall control;

(iii)  All payments required to be made up to the close of business on the Closing Date for such HELOC under the terms of the Credit Line Agreement have been made; the Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Credit Line Agreement or Mortgage; no HELOC is thirty (30) or more days delinquent as of the Closing Date and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the HELOC;

(iv)  There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(v)  The terms of the Credit Line Agreement and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related HELOC Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related HELOC Schedule;

(vi)  The Credit Line Agreement and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Credit Line Agreement and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any HELOC is permissible, enforceable and collectible under applicable federal, state and local law;

(vii)  Prior to origination of the HELOC, if the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Credit Line Agreement and/or Mortgage obligates the Mortgagor to maintain a flood insurance policy meeting requirements of applicable federal law and regulation then in effect at origination at the Mortgagor’s cost and expense and allows Mortgagee to seek reimbursement therefor from the Mortgagor should the Mortgagee force place said insurance, with all such sums as may be advanced by the Mortgagee to be added to the Mortgage indebtedness and secured by the Mortgage;

(viii)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of HELOCs of a type similar to the HELOCs have been complied with in all material respects;

(ix)  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. The Originator has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the HELOC to be in default, nor has the Originator waived any default resulting, from any action or inaction by the Mortgagor;

(x)  The Mortgage is a valid, subsisting, enforceable and perfected first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Credit Line Agreement’s original principal balance. The Mortgage and the Credit Line Agreement do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and (A) are referred to in the lender’s title insurance policy, or (B) do not adversely affect the market value of the Mortgaged Property or the intended use of the Mortgaged Property, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the HELOC establishes and creates a valid, subsisting, enforceable and perfected second lien and second priority security interest on the property described therein, and the Originator has the full right to sell and assign the same to the Purchaser;

(xi)  The Credit Line Agreement and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms; subject to bankruptcy laws and similar laws of general applications affecting creditor’s rights and subject to the application of the rule of equity, including those affecting the availability of specific performance none of which shall affect the ultimate realization of the benefit of the Credit Line Agreement and the Mortgage;

(xii)  All parties to the Credit Line Agreement and the Mortgage had legal capacity to enter into the HELOC and to execute and deliver the Credit Line Agreement and the Mortgage, and the Credit Line Agreement and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

(xiii)  Any and all requirements as to completion of any on-site or off-site improvement. All costs, fees and expenses incurred in making or closing the HELOC and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Credit Line Agreement or Mortgage;

(xiv)  The Originator is the sole legal, beneficial and equitable owner of the Credit Line Agreement and the Mortgage and has full right to transfer and sell the HELOC to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xv)  The Originator and, to the best of Originator’s knowledge, all parties which have had any interest in the HELOC, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xvi)  Each first lien HELOC with an original Credit Limit equal to $250,000 or more is covered by an ALTA lender’s title insurance policy or short form title policy acceptable in the secondary market for loans similar to the HELOCs (or, in jurisdictions where ALTA policies are not generally approved for use, a lender’s title insurance policy), issued by a title insurer acceptable in the secondary market for loans similar to the HELOCs and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in clauses (x)(3)(A) and (B) above) the Originator, its successors and assigns as to the lien priority specified on the HELOC Schedule with respect to the related Mortgage in the original Credit Limit of such HELOC. Additionally, either such lender’s title insurance policy affirmatively insures that there is ingress and egress to and from the Mortgaged Property or the Originator warrants that there is ingress and egress to and from the Mortgaged Property and the lender’ s title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey. The Originator is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser without any further act. No claims have been made under such lender’s title insurance policy, neither the Originator, any prior holder of the related Mortgage has done, by act or omission, anything that would impair the coverage of such lender’s insurance policy, and there is no act, omission, condition, or information that would impair the coverage of such lender’s insurance policy. With respect to each HELOC which is not covered by a title insurance policy, the Originator has obtained a title search for such HELOC (a copy of which is in the related Servicing File) which indicates that there are no adverse circumstances which may effect the priority, validity or enforceability of the lien with respect to such HELOC;

(xvii)  There is no material default, breach, violation or event of acceleration existing under the Mortgage or the Credit Line Agreement and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and the Originator has not waived any material default, breach, violation or event of acceleration. With respect to each HELOC which is a second lien, (i) the First Lien is in full force and effect, (ii) there is no material default, breach, violation or event of acceleration existing under such prior mortgage or the related Credit Line Agreement, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien HELOC to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(xviii)  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xix)  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xx)  The HELOC was originated by the Originator or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxi)   The HELOC bears interest at the Mortgage Interest Rate as set forth in the HELOC Schedule, and Minimum Monthly Payments under the Credit Line Agreement are due and payable on the Due Date specified in the related Credit Line Agreement. No HELOC includes a teaser rate with a term that exceeds six months. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the HELOC if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(xxii)  The origination, servicing and collection practices used with respect to each Credit Line Agreement and Mortgage since origination, have been in all material respects legal~~,~~ and proper and in accordance with Accepted Servicing Practices. The HELOC has been serviced in all material respects by the Originator and any predecessor servicer in accordance with the terms of the Credit Line Agreement and Accepted Servicing Practices. No payments are being held by the Originator for any work on a Mortgaged Property which has not been completed;

(xxiii)  The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(xxiv)  The Minimum Monthly Payment with respect to any HELOC is not less than the interest accrued at the applicable Mortgage Interest Rate on the average daily balance during the Billing Cycle relating to the date on which such Minimum Monthly Payment is due;

(xxv)   The Originator intends for its sale of the HELOCs to be treated as a sale for accounting purposes;

(xxvi)  Each HELOC has an original term to maturity of no more than 360 months. Each HELOC has a Draw Period of 10 years (provided that, with respect to any HELOC which is secured by a Mortgaged Property which is located in the State of Connecticut the Draw Period shall be 9 years and 10 months) followed by an Amortization Period of either 60 or 120 Minimum Monthly Payments, depending upon the Principal Balance of the HELOC at the end of the Draw Period;

(xxvii)  Each HELOC has been serviced in all material respects in compliance with Accepted Servicing Practices. No Mortgaged Property is located in the State of New Jersey;

(xxviii)  The Mortgage and related Credit Line Agreement contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby which are customary in the secondary market, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Originator and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxix)  The HELOC was underwritten in accordance with the Underwriting Standards of the Originator in effect at the time the HELOC was originated. The Credit Line Agreement and Mortgage contain covenants of the Mortgagor similar to those of mortgages and credit agreements used for similar HELOCs in the secondary market;

(xxx)  The Credit Line Agreement is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(xxxi)  The Mortgage File contains either an AVM which is acceptable to Standard and Poor’s Ratings Group or an appraisal of the related Mortgaged Property which satisfied the standards of lenders who originate HELOCs similar to the HELOCs, was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the HELOC application, by a qualified appraiser, duly appointed by the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the HELOC and who met the minimum qualifications contained in, and was made in accordance with, the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxxii)   In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxxiii)  No HELOC contains provisions pursuant to which any payments are (a) paid or partially paid with funds deposited in any separate account established by the Originator, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The HELOC does not have a shared appreciation or other contingent interest feature;

(xxxiv)  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate HELOCs in the case of Fixed Rate HELOCs, and adjustable rate HELOCs in the case of Adjustable Rate HELOCs and rescission materials with respect to Refinanced HELOCs, and such statement is and will remain in the Mortgage File;

(xxxv)  No HELOC was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxvi)  The Originator has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the HELOC to be an unacceptable investment, cause the HELOC to become delinquent, or adversely affect the value of the HELOC;

(xxxvii)   No HELOC has a CLTV, as applicable, in excess of 100% and no HELOC has an Equity LTV in excess of 100%;

(xxxviii)   Either (a) no consent for the second lien HELOC is required by the holder of the related First Lien or (b) such consent has been obtained and is contained in the Mortgage File;

(xxxix)   With respect to any second lien HELOC and where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the related second lien HELOC and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

(xl)  The Originator has not received a notice of default of a First Lien with respect to any HELOC which has not been cured;

(xli)  The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xlii)  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a HELOC has taken place on the part of the Originator, or to the best of the Originator’s knowledge, any Person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the HELOC or in the application of any insurance in relation to such HELOC;

(xliii)  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xliv)  Any Draws made to the Mortgagor prior to the Cut-off Date have been consolidated with the Principal Balance secured by the Mortgage;

(xlv)  No Credit Line Agreement for a HELOC requires a balloon payment feature provided that the Mortgagor makes all required Minimum Monthly Payments and further that any fees and charges which have not been paid prior to the maturity of the HELOC are due with the final payment. No HELOC is subject to negative amortization;

(xlvi)  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements in the Underwriting Standards;

(xlvii)  [Reserved];

(xlviii)  Interest on each HELOC is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xlix)  The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Originator nor, to the Originator’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property. There does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

(l)   [Reserved];

(li)  Each HELOC is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each HELOC not covered by such Flood Zone Service Contract, the Originator agrees to purchase such Flood Zone Service Contract;

(lii)  No HELOC is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an APR or total points and fees that are equal to or exceeds the HOEPA thresholds (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(liii)  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the HELOC and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the HELOC;

(liv)  The debt-to-income ratio of the related Mortgagor was not greater than 60% at the origination of the related HELOC;

(lv)  No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit life, mortgage, disability, accident, unemployment or health insurance product in connection with the origination of the HELOC. No proceeds from any HELOC were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such HELOC;

(lvi)  The HELOCs were not selected from the outstanding one to four-family HELOCs in the Originator’s portfolio at the related Closing Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to affect adversely the interests of the Purchaser;

(lvii)  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the HELOC in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(lviii)  The HELOC complies with all consumer credit statutes and regulations applicable to such HELOC;

(lix)  The information set forth in the Loan Schedule with respect to each Prepayment Charge is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable under applicable federal and state law;

(lx)  The HELOC was not prepaid in full prior to the Closing Date and the Originator has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date. No HELOC contains any unconditional obligation requiring the owner of such HELOC to offer a new loan to the related mortgagor to refinance the principal balance of the HELOC or any portion thereof or to extend the maturity date thereof;

(lxi)  No HELOC is secured by cooperative housing, commercial property or mixed use property;

(lxii)  Each HELOC is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement in accordance with secondary market standards for Securitization Transactions of HELOCs having comparable characteristics to the HELOCs;

(lxiii)  Except as set forth on the related HELOC Schedule, none of the HELOCs are subject to a prepayment penalty. For any HELOC originated on or following October 1, 2002 that is subject to a prepayment penalty, such prepayment penalty does not extend beyond three years after the date of origination. With respect to any HELOC that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the HELOC’s origination, the Originator's rate sheets provided a means for a Mortgagor to agree to such premium in exchange for a monetary benefit, including but not limited to a fee reduction, (ii) the Originator has no knowledge that, prior to the HELOC’s origination, the Mortgagor was not offered the option of obtaining a HELOC that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the Credit Line Agreement pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Originator in its capacity as servicer shall not impose such prepayment premium in any instance when the mortgage loan is accelerated or paid off in connection with the workout of a delinquent HELOC or as the result of the Mortgagor’s default in making the Minimum Monthly Payments;

(lxiv)  The Originator is in all material aspects in compliance with all applicable anti-money laundering laws, including the relevant provisions of the Bank Secrecy Act as amended by the USA Patriot Act of 2001 (collectively, the "Patriot Act"); the Originator has established an anti-money laundering compliance program and with respect to the Patriot Act has (a) developed internal policies, procedures and controls reasonably designed to prevent it from being used for money laundering or the financing of terrorist activities; (b) designated a compliance officer; (c) implemented an ongoing employee training program; and (d) developed an independent audit function to test the compliance program; and the Originator is in all material respects in compliance with the implementing regulations promulgated and administered by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”), and has established an OFAC compliance program;

(lxv)  No Mortgagor was encouraged or required to select a HELOC product offered by the HELOC’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the HELOC’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the HELOC’s originator. With respect to any HELOC, the Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such HELOC’s originator, based on a comprehensive assessment of risk factors, including the Mortgagor’s credit history. Additionally, the HELOC’s originator offered the Mortgagor mortgage loan products offered by such HELOC’s originator for which the Mortgagor qualified. For the purpose of this subsection, the term HELOC’s originator shall mean the Originator’s National Home Equity Division;

(lxvi)  The methodology used in underwriting the extension of credit for each HELOC employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the HELOC;

(lxvii)  With respect to each HELOC, the Originator has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and the Originator in its capacity as servicer will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

(lxviii)  All points and fees related to each HELOC were disclosed in writing to the related Borrower in accordance with applicable state and federal law and regulations. No related Borrower was charged “points and fees” (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such loan, whichever is greater. For purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and other charges that the lender imposed as a condition of making the loan, whether they are paid to the lender or a third party, and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent (which shall not include any points or fees) of the Credit Limit. All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each such HELOC were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations;

(lxix)  The Originator in its capacity as servicer will transmit full-file credit reporting data for each HELOC pursuant to Fannie Mae Guide Announcement 95-19 and for each HELOC, Originator agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxx)  Except to the extent set forth in the related Confirmation, no HELOC is secured by manufactured housing. With respect to any HELOC which is secured by manufactured housing, such housing will be the principal residence of the Mortgagor upon origination of the mortgage loan. With respect to any second lien HELOC, such lien is on a one- to four-family residence that is (or will be) the principal residence of the Mortgagor upon the origination of the second lien HELOC;

(lxxi)  Each HELOC constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(lxxii)  No HELOC is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such HELOC was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the HELOC is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No HELOC is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each HELOC that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No HELOC secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(lxxiii)  No HELOC is a “High-Cost” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

(lxxiv)  No HELOC (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which HELOC equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;

(lxxv)  No HELOC is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(lxxvi)  No HELOC is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(lxxvii)  No HELOC secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(lxxviii)  No HELOC is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No HELOC is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(lxxix)  No HELOC is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(lxxx)  No HELOC is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(lxxxi)  No HELOC is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(lxxxii)  No Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” HELOC under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(lxxxiii)  No HELOC is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C). No HELOC secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate HELOCs) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related HELOC as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the HELOC is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Credit Line Agreement provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such HELOC is in the “borrower's interest,” as documented by a "borrower's interest worksheet" for the particular HELOC, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lxxxiv)  No Loan is a “High Cost Home Loan” governed by the Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq.;

(lxxxv)  The Mortgagee has not made or caused to be made any payment in the nature of an “overage” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(lxxxvi)  The sale or transfer of the HELOC by the Originator complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Originator has not received any actual notice of any identity theft, fraud, or other misrepresentation with respect to any Mortgagor;

(lxxxvii)  With respect to each second lien HELOC, either no consent for the HELOC is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(lxxxviii)  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the HELOC transaction. No HELOC is subject to any mandatory arbitration; and

(lxxxix)  Each HELOC satisfies the eligibility requirements for inclusion in a mortgage backed securities transaction rated by each of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service without unreasonable credit enhancement as reasonably determined by the Purchaser in accordance with secondary market standards for securitizations of HELOCs having comparable characteristics to the HELOCs.

SECTION 7.	Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

It is understood and agreed that the representations and warranties set forth in Section 5(b) and Section 6 shall survive the sale of the HELOCs to the Purchaser and shall inure to the benefit of the Purchaser, the Issuer and any assignee, transferee or designee of the Issuer, including the Indenture Trustee for the benefit of holders of the HELOC-Backed Securities evidencing an interest in all or a portion of the HELOCs, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Originator or the Seller, or as to which the Originator or the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related HELOC, or the interest therein of the Purchaser, the Issuer or the Issuer’s assignee, designee or transferee, then notwithstanding the Originator’s or the Seller’s, as applicable, lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Originator or the Seller, as applicable, shall take such action described in the following paragraphs of this Section 7 in respect of such HELOC.

Upon discovery by the Seller, the Originator, the Issuer or the Purchaser of a breach of any of the foregoing representations and warranties made by the Seller or the Originator that materially and adversely affects the value of the HELOCs or the interest of the Issuer (or which materially and adversely affects the interests of the Issuer in the related HELOC in the case of a representation and warranty relating to a particular HELOC), the party discovering such breach shall give prompt written notice to the other parties hereto.

Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a HELOC or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall repurchase such HELOC at the Loan Repurchase Price.

Within 60 days of the earlier of either discovery by or notice to the Originator of any breach of a representation or warranty made by the Originator that materially and adversely affects the value of a HELOC or Loans or the interest therein of the Purchaser, the Originator shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured within 60 days of the discovery of a breach of any such representation or warranty, the Originator shall not later than the Business Day preceding the Payment Date in the month following the Collection Period in which any such cure period expired, either (i) repurchase such HELOC or any property acquired in respect thereof from the Issuer at the Loan Repurchase Price or (ii) substitute a Qualifying Substitute HELOC for the affected HELOC in accordance with the procedures described below (provided that substitution may only take place if the Payment Date is within the two-year period following the Closing Date.

With respect to any HELOC repurchased by the Originator pursuant to this Agreement, the Originator shall remit the Loan Repurchase Price to the Servicer for deposit into the Collection Account. The Indenture Trustee, upon (i) receipt of the full amount of the Loan Repurchase Price for a Deleted HELOC, (ii) receipt of a written certification from the Servicer that it has received the full amount of the Loan Repurchase Price for a Deleted HELOC and has deposited such amount in the Collection Account or (iii)  notification from the related Custodian of receipt of the Mortgage File for a Qualifying Substitute HELOC substituted for a Deleted HELOC (and receipt by the Servicer of any applicable Substitution Amount in the Collection Account, as certified to the Indenture Trustee by the Servicer), shall release or cause to be released and reassign to the Depositor, the Seller or the Originator as applicable, the related Mortgage File for the Deleted HELOC and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted HELOC released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the related Servicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted HELOC.

With respect to each Qualifying Substitute HELOC to be delivered to the Indenture Trustee (or its custodian) in exchange for a Deleted HELOC: (i) the Originator shall deliver to the Indenture Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute HELOC containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File that such Qualifying Substitute HELOC complies with the definition hereunder and containing the granting language set forth in Section 2.01(a); and (ii) the Originator will be deemed to have made as of the date of such transfer, with respect to such Qualifying Substitute HELOC, each of the representations and warranties made by it with respect to the related Deleted HELOC. For any month in which the Originator substitutes one or more Qualifying Substitute HELOCs for one or more Deleted HELOCs, the Servicer shall determine the amount (the “Substitution Amount”), if any, by which the aggregate Loan Repurchase Price of all such Deleted HELOCs exceeds the aggregate of, as to each such Qualifying Substitute HELOC, the Principal Balance thereof as of the date of substitution, together with one month’s interest on such Principal Balance at the applicable Loan Rate. On the date of such substitution, the Originator shall deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Amount, if any,

As soon as practicable after the delivery of any Qualifying Substitute HELOC hereunder, the Originator shall (i) with respect to a Qualifying Substitute HELOC that is a Non-MERS HELOC, cause the Assignment of Mortgage to be recorded by the Servicer if required pursuant to Section 4(c) or (ii) with respect to a Qualifying Substitute HELOC that is a MERS HELOC, cause to be taken such actions as are necessary to cause the Indenture Trustee (on behalf of the Issuer) to be clearly identified as the owner of each such HELOC on the records of MERS if required pursuant to Section 4(c). The Indenture Trustee (or a Custodian on behalf of the Indenture Trustee) shall acknowledge receipt for such Qualifying Substitute HELOC or Loans and, within ten Business Days thereafter, review such documents as specified in Section 4(g) and deliver to the Depositor, the Originator, the Indenture Trustee, the Securities Administrator and the Servicer, with respect to such Qualifying Substitute HELOC or Loans, a certification substantially in the form attached hereto as Exhibit A-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Indenture Trustee shall deliver to the Depositor, the Securities Administrator and the Servicer a certification substantially in the form of Exhibit A-2 hereto with respect to such Qualifying Substitute HELOC or Loans, with any applicable exceptions noted thereon. Monthly payments due with respect to Qualifying Substitute HELOCs in the month of substitution are not part of REMIC 1 and shall be retained by the Originator. For the month of substitution, distributions to Securityholders shall reflect the Monthly Payment due on such Deleted HELOC on or before the Due Date in the month of substitution, and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted HELOC

At the time of repurchase by the Seller or the Originator of any deficient HELOC, the Purchaser and the Seller or the Originator, as applicable, shall arrange for the reassignment of the repurchased HELOC to the Seller or the Originator, as applicable, and the delivery to the Seller or the Originator, as applicable, of any documents held by the Indenture Trustee relating to the repurchased HELOC. In the event the Loan Repurchase Price is deposited in the Collection Account, the Seller or the Originator, as applicable, shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the HELOC Schedule shall be amended to reflect the withdrawal of the repurchased HELOC from this Agreement.

It is understood and agreed that the representations and warranties set forth in Sections 5 and 6 hereof shall survive delivery of the respective Mortgage Files to the Indenture Trustee on behalf of the Purchaser.

It is understood and agreed that (i) the obligations of the Seller set forth in this Section 7 to cure and repurchase for a defective HELOC and (ii) the obligations of the Seller as provided in the next sentence constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 5. The Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in Sections 5(a), (c), (d) and (e) this Agreement.

It is understood and agreed that (i) the obligations of the Originator set forth in this Section 7 to cure, repurchase or substitute for a defective HELOC and (ii) the obligations of the Originator as provided in the next sentence constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 6. The Originator shall indemnify and hold harmless each of (i) the Purchaser, (ii) the Seller, (iii) Citigroup Global Markets Inc. (iv) the Indenture Trustee, (v) the Securities Administrator and (vi) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) ((i) through (vi) collectively, the “Indemnified Party”) against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of, are based upon, or result from, a breach by the Originator of any of the representations and warranties contained in Section 6 of this Agreement, it being understood that the Purchaser has relied upon such representations and warranties.

SECTION 8.  Closing; Payment for the HELOCs. The closing of the purchase and sale of the HELOCs shall be held at the New York City office of Thacher Proffitt & Wood llp at 10:00 AM New York City time on the Closing Date.

The closing shall be subject to each of the following conditions:

(a)  All of the representations and warranties of the Seller and the Originator under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)  The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c)  The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the HELOCs) required to be so delivered by the Purchaser; and

(d)  All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Indenture Trustee of all documents required pursuant to the Indenture, the consideration for the HELOCs as specified in Section 3 of this Agreement, by delivery to the Seller of the HELOC Purchase Price.

SECTION 9.  Closing Documents. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

(a)  An Officers’ Certificate of the Seller, dated the Closing Date, upon which the Purchaser and Citigroup Global Markets Inc. (the “Underwriter”) may rely, in a form acceptable to the Purchaser;

(b)  A Secretary’s Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller;

(c)  An Opinion of Counsel of the Seller, with respect to the true sale of the HELOCs and the enforceability of this Agreement, dated the Closing Date and addressed to the Purchaser and the Underwriter, in a form acceptable to the Purchaser;

(d)  An Opinion of Counsel of National City Mortgage Co., with respect to the enforceability of this Agreement, dated the Closing Date and addressed to the Purchaser and the Underwriter, in a form acceptable to the Purchaser;

(e)  An Officers’ Certificate of the Originator, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser;

(f)  A Secretary’s Certificate of the Originator, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Originator;

(g)  Such opinions of counsel as the Rating Agencies or the Indenture Trustee may request in connection with the sale of the HELOCs by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement;

(h)  Letters from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser’s Prospectus Supplement, dated May 22, 2006 agrees with the records of the Seller;

(i)  Letters from Ernst& Young, LP, for the Originator, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser’s Prospectus Supplement, dated May 22, 2006, under the subheading “The Originator and the Servicer” agrees with the records of the Servicer; and

(j)  Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

SECTION 10.  Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all necessary and reasonable costs and expenses incurred directly in delivering this Agreement, the Indenture, the Notes, the prospectus, the free writing prospectus, the prospectus supplement and private placement memorandum relating to the Securities and other related documents, the initial fees, costs and expenses of the Securities Administrator and the Indenture Trustee set forth in an engagement letter delivered to the Seller by the Securities Administrator, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the HELOCs, the filing fee charged by the Securities and Exchange Commission for registration of the Notes, the fees charged by any rating agency to rate the Securities and the ongoing expenses of the Rating Agencies. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 11.  Obligations of National City Mortgage Co. in Respect of Converted HELOCs.

(a) National City Mortgage Co. will repurchase any Converted HELOC (without regard to whether the conversion was optional or automatic and without regard to whether the Converted HELOC was Delinquent or not), on the last day of the calendar month in which such HELOC has become a Converted HELOC at a price equal to (i) the unpaid Principal Balance of the HELOC plus (ii) interest on such unpaid Principal Balance at the Loan Rate from the date to which interest has been paid and distributed to the Purchaser to the first day of the month following repurchase plus (iii) any unreimbursed Servicing Advances. Any repurchase of a Converted HELOC pursuant to this Section 11 shall be accompanied by deposit in the Custodial Account of the amount of the repurchase price set forth above (after deducting therefrom any amounts received in respect of such repurchased HELOC and being held in the Custodial Account for future distribution). Upon the Custodian’s receipt of notice of the deposit of the purchase price of the Custodial Account, the Custodian shall deliver the related Mortgage File to National City Mortgage Co. and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Originator all right, title and interest in any Converted HELOC pursuant to this Section.

(b)  Notwithstanding that a HELOC becomes a Converted HELOC in any month, such Converted HELOC shall remain subject to this Agreement and the Servicing Agreement until such Converted HELOC is purchased by National City Mortgage Co. pursuant to Section 11(a) hereof.

SECTION 12.  Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the HELOCs described on the Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each HELOC is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the HELOCs on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each HELOC and each document and instrument evidencing each such HELOC to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such HELOCs in custody for the Purchaser, subject to the Purchaser’s (i) right, prior to the Closing Date, to reject any HELOC to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the HELOCs pursuant to Section 8 hereof. Any HELOCs rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the HELOCs by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the HELOCs shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the HELOC Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the HELOC Purchase Price, the Purchaser shall immediately effect the redelivery of the HELOCs, if delivery to the Purchaser has occurred and the security interest created by this Section 12 shall be deemed to have been released.

SECTION 13.  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished in writing by the Purchaser, if to the Seller, addressed to the Seller at Seller at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished in writing by the Seller; and if to the Originator, National City Bank, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention:Russell A. Cronin, Jr., Locator 01-2218, or such other address as may hereafter be furnished in writing by the Originator.

SECTION 14.  Severability of Provisions. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any HELOC shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 15.  Agreement of Parties. The Seller, the Originator and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement, the Servicing Agreement and the Indenture.

SECTION 16.  Survival. The Seller and the Originator each agree that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller and the Originator herein or in any such certificate or other instrument shall survive the delivery of and payment for the HELOCs and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the HELOCs and notwithstanding subsequent termination of this Agreement, the Indenture or the Trust Fund.

SECTION 17.  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 18.  Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the HELOCs by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the HELOCs by the Seller to the Purchaser and not as a pledge of the HELOCs by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the HELOCs are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the HELOCs by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the HELOCs and all amounts payable to the holders of the HELOCs in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the HELOCs, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Indenture.

IN WITNESS WHEREOF, the Purchaser, the Seller and the Originator have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

CITIGROUP MORTGAGE LOAN TRUST INC.

By:	/s/ Matthew Bollo
Name:	Matthew Bollo
Title:	Assistant Vice President

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:
Name:	/s/ Paul Humphrey
Title:	Authorized Signatory

NATIONAL CITY BANK

By:
Name:	/s/ Russell Cronin, Jr.
Title:	Senior Vice President

Acknowledged and Agreed to: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Clare O’Brien
Name:	Clare O’Brien
Title:	Vice President

For purposes of Section 11: NATIONAL CITY MORTGAGE CO.

By:	/s/ Rick Smalldon
Name:	Rick Smalldon
Title:	President and Chief Operating Officer

EXHIBIT A-1

TRUST RECEIPT AND INITIAL CERTIFICATION

Trust Receipt # _______________
Aggregate Original Principal Balance of HELOCs $ _______________
Number of HELOCs _______________

                                    May 23, 2006

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, Massachusetts 02110

Re:
The Custodial Agreement (the “Custodial Agreement”), dated as of May 23, 2006 among Citigroup Mortgage Loan Trust Inc., U.S. Bank National Association and NCB relating to Citigroup HELOC Trust 2006-NCB1, HELOC-Backed Notes and Certificates, Series 2006-NCB1

Ladies and Gentlemen:

In accordance with the provisions of Section 1 and Section 3(c) of the Custodial Agreement, the undersigned, as the Indenture Trustee, hereby certifies as to each HELOC in the Loan Schedule (subject to any exceptions noted on the attached exception report):

(i) all documents required to be delivered to the Indenture Trustee pursuant to Section 4(b) of the HELOC Purchase Agreement are in its possession;

(ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such HELOC;

(iii) based upon such examination and only as to the foregoing documents, the information set forth in the Loan Schedule that corresponds to items 1, 2, 3, 5, 7 and 27 of the definition of Loan Schedule respecting such HELOC accurately reflects the information set forth in the Custodial File with respect to such HELOC; and

(iv) based upon such review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such HELOC.

The Indenture Trustee has made no independent examination of any documents contained in each Custodial File beyond the review specifically contemplated in the Indenture and required pursuant to the Custodial Agreement. The Indenture Trustee makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any HELOC or (ii) the collectability, insurability, effectiveness or suitability of any HELOC.

The Indenture Trustee hereby confirms that it is holding each document relating to each HELOC as to which it has certified above as to its possession of documents as custodian for, for the exclusive use and benefit of, and subject to the sole direction of U.S. Bank National Association pursuant to the terms and conditions of the Custodial Agreement.

The Indenture Trustee will accept and act on instructions with respect to the HELOCs subject hereto upon surrender of this Trust Receipt and Initial Certification at its office at 6750 Miller Road, Brecksville, Ohio 44141.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

EXHIBIT A-2

INTERIM CERTIFICATION

                                                        [Date]

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, Massachusetts 02110

Re:
The Custodial Agreement (the “Custodial Agreement”), dated as of May 23, 2006 among Citigroup Mortgage Loan Trust Inc., U.S. Bank National Association and NCB relating to Citigroup HELOC Trust 2006-NCB1, HELOC-Backed Notes and Certificates, Series 2006-NCB1

Ladies and Gentlemen:

In accordance with the provisions of Section 1 and Section 3(c) of the Custodial Agreement, the undersigned, as the Indenture Trustee, hereby certifies as to each HELOC in the Loan Schedule (subject to any exceptions noted on the attached exception report):

(i) all documents required to be delivered to the Indenture Trustee pursuant to Section 4(b) of the HELOC Purchase Agreement are in its possession;

(ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such HELOC; and

(iii) based upon such examination and only as to the foregoing documents, the information set forth in the Loan Schedule that corresponds to items 1, 2, 3, 5, 7 and 27 of the definition of Loan Schedule respecting such HELOC accurately reflects the information set forth in the Custodial File with respect to such HELOC; and

(iv) based upon such review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such HELOC.

The Indenture Trustee has made no independent examination of any documents contained in each Custodial File beyond the review specifically contemplated in the Indenture and required pursuant to the Custodial Agreement. The Indenture Trustee makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any HELOC or (ii) the collectability, insurability, effectiveness or suitability of any HELOC.

The Indenture Trustee hereby confirms that it is holding each document relating to each HELOC as to which it has certified above as to its possession of documents as custodian for, for the exclusive use and benefit of, and subject to the sole direction of U.S. Bank National Association pursuant to the terms and conditions of the Custodial Agreement.

The Indenture Trustee will accept and act on instructions with respect to the HELOCs subject hereto upon surrender of this Interim Certification at its office at 6750 Miller Road, Brecksville, Ohio 44141.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

EXHIBIT A-3

FINAL CERTIFICATION

                                    [Date]

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, Massachusetts 02110

Re:
The Custodial Agreement (the “Custodial Agreement”), dated as of May 23, 2006 among Citigroup Mortgage Loan Trust Inc., U.S. Bank National Association and NCB relating to Citigroup HELOC Trust 2006-NCB1, HELOC-Backed Notes and Certificates, Series 2006-NCB1

Ladies and Gentlemen:

In accordance with the provisions of Section 1 and Section 3(c) of the Custodial Agreement, the undersigned, as the Indenture Trustee, hereby certifies as to each HELOC in the Loan Schedule (subject to any exceptions noted on the attached exception report):

(i) all documents required to be delivered to the Indenture Trustee pursuant to Section 4(b) of the HELOC Purchase Agreement are in its possession;

(ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such HELOC; and

(iii) based upon such examination and only as to the foregoing documents, the information set forth in the Loan Schedule that corresponds to items 1, 2, 3, 5, 7 and 27 of the definition of Loan Schedule respecting such HELOC accurately reflects the information set forth in the Custodial File with respect to such HELOC; and

(iv) based upon such review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such HELOC.

The Indenture Trustee has made no independent examination of any documents contained in each Custodial File beyond the review specifically contemplated in the Indenture and required pursuant to the Custodial Agreement. The Indenture Trustee makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any HELOC or (ii) the collectability, insurability, effectiveness or suitability of any HELOC.

The Indenture Trustee hereby confirms that it is holding each document relating to each HELOC as to which it has certified above as to its possession of documents as custodian for, for the exclusive use and benefit of, and subject to the sole direction of U.S. Bank National Association pursuant to the terms and conditions of the Custodial Agreement.

The Indenture Trustee will accept and act on instructions with respect to the HELOCs subject hereto upon surrender of this Final Certification at its office at 6750 Miller Road, Brecksville, Ohio 44141.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title: